                           SCHEDULE 14A INFORMATION
===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           EL PASO ELECTRIC COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           EL PASO ELECTRIC COMPANY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           EL PASO ELECTRIC COMPANY
                                100 N. Stanton
                             El Paso, Texas  79901
                                (915) 543-5711


                                                                   April 4, 2001

Dear Shareholder:

       The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Paul Kayser Center, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 10, 2001, at 10:00 a.m., Mountain Daylight Time.

       The purpose of the Annual Meeting is to give shareholders an opportunity to vote on the election of Class II Directors.

       Information concerning this matter is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposal as explained in the attached Proxy Statement.

       Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return promptly the enclosed Proxy.

                                 Sincerely,


                                 /s/ James Haines

                                 James Haines
                                 Chief Executive Officer and President

                           EL PASO ELECTRIC COMPANY
                                100 N. Stanton
                             El Paso, Texas  79901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
El Paso Electric Company:

       The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Paul Kayser Center, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 10, 2001, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

       (1) To elect four members of the Board of Directors for three-year terms; and


       (2) To transact such other business as may properly come before the meeting and any adjournment thereof.

       The Board of Directors knows of no matter, other than the election of Class II Directors (which is discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.


       The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

       Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from the broker so that beneficial ownership can be verified without delay on the meeting date. The prompt return of your Proxy will save the postage expense of additional mailings.


                                 By Order of the Board of Directors,


                                 /s/ Guillermo Silva, Jr.

                                 Guillermo Silva, Jr.
                                 Secretary

April 4, 2001

                             YOUR VOTE IS IMPORTANT
                          PLEASE MARK, DATE, SIGN AND
                    PROMPTLY RETURN YOUR PROXY.  THANK YOU.

                           EL PASO ELECTRIC COMPANY
                                100 N. Stanton
                             El Paso, Texas  79901

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 10, 2001


                                    GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the "Company") for use at its 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 10, 2001, at the Company's principal offices, and at any adjournments thereof. The Company's principal offices are located at the Paul Kayser Center, 100 N. Stanton, El Paso, Texas 79901.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, or other electronic means by the directors, officers, employees and agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Corporate Investor Communications, Inc. for a fee of $5,000 plus out-of-pocket expenses.

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 4, 2001.

     SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

     At the close of business on March 12, 2001, the "record date" for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 51,221,408 shares of its common stock (the "Common Stock").

     Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class II Director.

     A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

     A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting or by ballot at the meeting. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted FOR the election of the four nominees described below as Class II Directors. If no proxy is returned, the shares represented by such proxy will not be voted.

     The election of Class II Directors is the only matter the Board of Directors knows will be presented at the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder's discretion and judgment as to the best interests of the Company.

     Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote AGAINST when determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Bylaws divide the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three-year term. Class II Directors, consisting of the four nominees shown below, will stand for election at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders in 2004 or until their successors are elected and qualified. The terms of the other nine directors shown below will continue as indicated.

     The shares represented by the accompanying proxy will be voted to elect the four nominees recommended by the Board of Directors, who are shown below as nominees for Class II Directors, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

                                 NOMINEES AND DIRECTORS OF THE COMPANY
                                        Director            Principal Occupation and Employment
            Name                  Age     Since                During the Past Five Years(1)
            ----                  ---   --------            -----------------------------------
CLASS II DIRECTORS (New Term will expire in 2004)
Wilson K. Cadman(2)                73     1992      Retired as Chairman of the Board, President and
                                                    Chief Executive Officer of Kansas Gas and Electric
                                                    Company and Vice Chairman of the Board of Western
                                                    Resources, Inc., in 1992.
James A. Cardwell(3)               68     1990      Chairman of the Board and Chief Executive Officer,
                                                    Petro Stopping Centers, LP, a nationwide chain of
                                                    truckstops.
James W. Cicconi                   48     1997      General Counsel and Executive Vice President-Law
                                                    and Government Affairs of AT&T since December
                                                    1998; Senior Vice President of Governmental
                                                    Affairs & Federal Policy for AT&T from September
                                                    1998 to December 1998; Partner of Akin, Gump,
                                                    Strauss, Hauer & Feld, a law firm, for more than
                                                    five years prior to September 1998.
Patricia Z. Holland-Branch         56     1997      President, Chief Executive Officer and Owner of
                                                    HB/PZH Commercial Environments Inc., a full
                                                    service office furniture dealership, project
                                                    management and design firm since 1986;  Franchise
                                                    owner of Millicare Commercial Carpet Care, a
                                                    commercial carpet maintenance franchise since 1997.
CLASS III DIRECTORS (Term will expire in 2002)
James W. Harris                    54     1996      Founder and President of Seneca Financial Group,
                                                    Inc.
Kenneth R. Heitz                   53     1996      Partner of Irell and Manella, a law firm.
Michael K. Parks                   41     1996      Managing Director of Trust Company of the West
                                                    since November 2000; President of Aurora National
                                                    Life Assurance Company since 1994; Chief
                                                    Investment Officer of Aurora National Life
                                                    Insurance Company since 1993.
Eric B. Siegel (4)                 43     1996      Independent investor and business consultant since
                                                    1999; Principal of Pegasus Insurance Partners, a
                                                    private investment firm, from 1995 to 1999.

                                 NOMINEES AND DIRECTORS OF THE COMPANY
                                        Director            Principal Occupation and Employment
            Name                  Age     Since                During the Past Five Years(1)
            ----                  ---   --------            -----------------------------------
James Haines(5)                    54     1996      Chief Executive Officer and President of the
                                                    Company since May 1996; Executive Vice President
                                                    and Chief Operating Officer of Western Resources,
                                                    Inc. from June 1995 until May 1996.
CLASS I DIRECTORS (Term will expire in 2003)
George W. Edwards, Jr. (6)         61     1992      Chairman of the Board since May 1996; Retired as
                                                    President, Chief Executive Officer and Director of
                                                    Kansas City Southern Railway Company in May 1995.
Ramiro Guzman (7)                  54     1996      Owner of Ramiro Guzman & Associates since February
                                                    2000; President of Montana Beverage Company from
                                                    February 1998 through January 2000; President and
                                                    Chief Executive Officer of Dickshire Distributing
                                                    for more than five years prior to February 1998.
Stephen Wertheimer (8)             50     1996      Managing Director of Credit Research and Trading
                                                    since 1996; President and Founder of Water Capital
                                                    Corp. from 1991 to 1997.
Charles A. Yamarone (9)            42     1996      Executive Vice President of U.S. Bancorp Libra, a
                                                    division of U.S. Bancorp Investments, Inc. since
                                                    January 1999; Executive Vice President of Libra
                                                    Investments, Inc. from 1991 to 1999.

____________________
(1) Where no date is specified, the director has held the position for more than the past five years.
(2)  Mr. Cadman is also a director of Clark/Bardes Holdings, Inc.
(3) Mr. Cardwell is also a trustee of Archstone Communities, a real estate investment trust and a director of State National Bancshares, Inc.
(4) Mr. Siegel is also a director of Sun International Hotels, Ltd., and XCL-China, Ltd.
(5) Mr. Haines is also a director of the El Paso Branch, Federal Reserve Bank of Dallas.
(6)  Mr. Edwards is also a director of Hubbell, Inc.
(7)  Mr. Guzman is also an advisory director of Chase Bank of Texas, N.A.
(8) Mr. Wertheimer is also a director of Greenwich Fine Arts, Inc., Trikon Technologies, SpectruMedix Corp., and AMS, Inc.
(9) Mr. Yamarone is also a director of Continental Airlines, Inc., and New Millennium Homes, L.L.C.

                DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     The Board of Directors held seven meetings during calendar year 2000. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during the period they served in such position.

Compensation of Directors

     The compensation for non-employee members of the Board of Directors during 2000 consisted of the following: (a) $20,000 per year for four meetings of the Board of Directors or committees thereof per year and an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the 1996 and 1999 El Paso Electric Company Long-Term Incentive Plans, 3,500 shares of restricted Common Stock. In addition, the Board of Directors awarded Mr. Edwards, in consideration of his service as Chairman of the Board during 2000, 25,000 shares of Common Stock that are restricted as to sale until May 10, 2001. Further, the Company has at times called upon directors for special expertise for which it pays an hourly consulting fee. In 2000 two directors were paid a consulting fee which in aggregate amounted to approximately $1,600.

     During 2001 non-employee directors will receive the same compensation as in 2000. The shares awarded will be subject to restrictions on sale or transfer for one year and, in general, will vest if the director remains continuously in the service of the Company as a non-employee director during such period.

     The Board of Directors has the following standing committees: Audit/Ethics, Civic and Charitable Affairs, Compensation/Benefits, Executive/Nominating, Palo Verde Oversight, Environmental, and International Business.

     During 2000 the Audit/Ethics Committee was composed of directors Yamarone, Parks, Holland-Branch and Cicconi. The Audit/Ethics Committee, which held nine meetings in 2000, is responsible for the appointment of the independent auditors of the Company, reviewing all recommendations of the Company's independent auditors and the Company's internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company's periodic reports filed with the Securities and Exchange Commission and otherwise overseeing the Company's financial reporting system. The Audit/Ethics Committee also reviews and updates the Company's Code of Ethical Conduct and determines whether management has established a system to enforce this Code and to promote the accuracy and completeness of the Company's financial statements and other publicly disclosed information.

     During 2000 the Civic and Charitable Affairs Committee was composed of directors Cardwell, Holland-Branch, Guzman and Haines. The Civic and Charitable Affairs Committee, which held three meetings in 2000, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves.

     During 2000 the Compensation/Benefits Committee was composed of directors Heitz, Cadman, Cicconi and Yamarone. The Compensation/Benefits Committee, which held four meetings in 2000, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation/Benefits Committee is also responsible for evaluating and adopting benefit plan programs.

     During 2000 the Executive/Nominating Committee was composed of directors Haines, Wertheimer, Siegel, Harris and Parks. The Executive/Nominating Committee, which held thirteen meetings in 2000, is the administrative and policy making committee of the Board of Directors, and may exercise all powers of the Board of Directors (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Executive/Nominating Committee's responsibilities include analyzing and making recommendations to the Board of Directors regarding the maximization of shareholder value. The Executive/Nominating Committee is responsible for conducting peer reviews and evaluations of the members of the Board of Directors.

     During 2000 the Palo Verde Oversight Committee was composed of directors Cadman, Guzman, Siegel and Cardwell. The Palo Verde Oversight Committee, which held one meeting in 2000, is responsible for reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station, in which the Company is a participant.

     During 2000 the Environmental Committee was composed of directors Cardwell, Harris, Wertheimer and Heitz. The Environmental Committee, which held two meetings in 2000, is responsible for overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations; and identifying existing and potential environmental issues facing the Company under federal, state or local law.

     During 2000 the International Business Committee was composed of directors Holland-Branch, Cardwell and Wertheimer. The International Business Committee, which held three meetings in 2000, is responsible for assisting management in formulating a business development strategy for Mexico and evaluating business opportunities in Mexico.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 12, 2001 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as a Class II Director of the Company; (iii) the Company's Chief Executive Officer and certain other executive officers of the Company during the year ended December 31, 2000, and (iv) all directors and current executive officers of the Company as a group (23 persons).

           Name and Address                                     Amount and Nature of     Percent
         Of Beneficial Owner                                    Beneficial Ownership     of Class
         -------------------                                    --------------------     --------
Westport Asset Management, Inc.                                     5,908,250  (1)        11.48%*
  253 Riverside Avenue
  Westport, CT  06880
Highfields Capital Management LP                                    5,753,600  (2)        11.18%*
  200 Clarendon Street - 51st Floor
  Boston, MA  02117
Gabelli Asset Management, Inc.                                      2,733,000  (3)         5.31%*
  One Corporate Center
  Rye, NY  10580-1435
George W. Edwards, Jr.                                                149,040  (4)           **
Wilson K. Cadman                                                       32,116  (5)           **
James A. Cardwell                                                      24,140  (6)           **
James W. Cicconi                                                       12,000  (7)           **
Ramiro Guzman                                                          25,438  (8)           **
James W. Harris                                                        39,040  (9)           **
Kenneth R. Heitz                                                       26,015 (10)           **
Patricia Z. Holland-Branch                                             15,421 (11)           **
Michael K. Parks                                                       34,040 (12)           **
Eric B. Siegel                                                         30,040 (13)           **
Stephen Wertheimer                                                     21,290 (14)           **
Charles A. Yamarone                                                    39,810 (15)           **
James Haines                                                          840,556 (16)         1.62%
Eduardo A. Rodriguez                                                  163,961 (17)           **
Gary R. Hedrick                                                       160,260 (18)           **
Julius F. Bates                                                       160,916 (19)           **
Terry D. Bassham                                                       78,212 (20)           **
Other Executive Officers                                              469,674 (21)           **
All directors and executive officers                                                       4.39%
 As a group                                                         2,321,969 (22)
(23 persons)

-----------------------------------------
* Actual percentage differs from reported percentage because of stock repurchases by the Company.
**   Less than 1%.
(1) Information regarding ownership of shares of Common Stock by Westport Asset Management Inc., ("Westport") and Westport Advisors LLC ("Westport Advisors") is included herein in reliance on information set forth in Amendment No. 3 to Schedule 13-G filed by Westport and Westport Advisors on February 14, 2001 with the Securities and Exchange Commission (the "Commission"), reflecting ownership as of December 31, 2000. Westport is a parent holding company pursuant to Rule 13d-1 (b) (ii) (G) of the Securities and Exchange Act of 1934 and owns 50% of Westport Advisors. Westport is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Westport Advisors is an Investment Advisor for a Series of public mutual funds. According to the filing, Westport and Wesport Advisors beneficially own 5,908,250 or 10.9 percent of shares of Common Stock outstanding as of December 31, 2000. Both maintain shared voting, dispositive power, and investment power of the Company's shares of Common Stock. Westport disclaims beneficial ownership of such Common Stock.

(2) Information regarding ownership of Common Stock by Highfields Associates LLC ("Highfields Associates"), Highfields Capital Management LP ("Highfields Capital"), Highfields GP LLC ("Highfields GP"), Mr. Johnathon
     S. Jacobson ("Mr. Jacobson"), Mr. Richard L. Grubman ("Mr. Grubman"), and Highfields Capital Ltd., ("Highfields Ltd.") is included herein in reliance on information set forth in Amendment No. 2 to Schedule 13-G filed by Highfields Associates, Highfields Capital, Highfields GP, Mr. Jacobson, Mr. Grubman, and Highfields Ltd. (collectively, the "Highfield Reporting Entities"), on February 14, 2000, with the Commission and reflecting ownership as of December 31, 1999. Pursuant to Rule 13d-2(b), the Highfield Reporting Entities were not required to file an amended Schedule 13G for 2001.
          On November 30, 1999, Highfields Associates, Highfields Capital, Mr. Jacobson, and Mr. Grubman dissolved their status as a group under Rule 13d of the 1934 Act. Highfields Capital, Highfields GP, Highfields Ltd., Mr. Jacobsen, and Mr. Grubman agreed to file a joint Schedule 13G as individuals. Highfields Associates is a limited liability company organized under the laws of the State of Delaware and serves as a general partner for Highfields Capital I LP ("Highfields I") and Highfields Capital II LP ("Highfields II"). Highfields I, Highfields II, and Highfields Ltd., are collectively known as the "Funds". Highfields Capital, a Delaware limited partnership, serves as an Investment Manager to each of the Funds. Highfields Ltd. is an exempted limited liability company organized under the laws of the Cayman Islands. Mr. Jacobson and Mr. Grubman are Managing Members of Highfields GP, a Delaware limited liability company, which is the general partner of Highfields Capital. According to the filing, the Funds beneficially own the Company's Common Stock. Highfields Ltd. beneficially owns 7% of the shares of Common Stock and maintains sole voting and dispositive power over 4,048,447 shares of Common Stock as of December 31, 1999. Highfields Associates, as general partner of Highfields I and Highfields II, beneficially owns a total of 2.9% of Common Stock and maintains sole voting and dispositive power over 1,705,153 shares of Common Stock as of December 31, 1999. The aggregate amount beneficially owned by the Funds is 5,753,600 shares of Common Stock. Highfields Capital, Highfields GP, Mr. Jacobsen, and Mr. Grubman each have the power to direct the proceeds of the sale of shares owned by the Funds.
(3) Information regarding ownership of shares of Common Stock by Gabelli Group Capital Partners, Inc. ("Gabelli Partners"), Gabelli Asset Management, Inc. ("GAMI"), Gabelli Advisers, Inc. ("Gabelli Advisers"), Gabelli Funds, LLC ("Gabelli Funds"); GAMCO Investors, Inc. ("GAMCO"), Mario J. Gabelli, and Marc J. Gabelli (collectively, the "Gabelli Reporting Parties") is included herein in reliance on information set forth in Schedule 13-D filed by the Gabelli Reporting Parties on November 27, 2000, with the Commission, reflecting ownership as of November 16, 2000.
          Gabelli Partners is the parent company of GAMI. GAMI is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, and Gabelli Advisers. GAMCO, Gabelli Funds, and Gabelli Advisers are each investment advisers and GAMCO and Gabelli Funds are each registered under the Investment Advisers Act of 1940. Gabelli Partners, GAMI, and GAMCO are New York corporations. Gabelli Advisers is a Delaware corporation and Gabelli Funds is a New York limited liability corporation. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and

     GAMI. Marc J. Gabelli is Managing Director of Gabelli Partners. The Gabelli Reporting Parties do not admit that they constitute a group.
          According to the filing, Gabelli Funds owns 1,519,000 shares of Common Stock, or 2.81% as of November 16, 2000. GAMCO owns 1,230,900 shares of Common Stock, or 2.28% as of November 16, 2000. Gabelli Advisers owns 10,100 shares of Common Stock, or .02% as of November 16, 2000. Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners are deemed to have beneficial ownership of this Common Stock. Each of the Gabelli Reporting Parties has sole voting and dispositive power over the Common Stock reported for each of them, and Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners have indirect voting and dispositive power over the aggregate of 2,760,000 shares of Common Stock, or 5.11% as of November 16, 2000. Subsequent to filing their Schedule 13-D the Gabelli Reporting Parties sold 27,000 shares.
(4) Includes (i) 10,000 shares of Common Stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan ("1996 Plan"); and (ii) 139,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Edwards has voting power and investment power over 110,540 of these shares, and voting power but no investment power over the remaining 28,500 shares).
(5) Includes (i) 18,076 shares of Common Stock that Mr. Cadman has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 14,040 shares of restricted Common Stock awarded under the 1996 Plan and the Non-Employee Directors' Compensation Plan (Mr. Cadman has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 3,500 shares).
(6) Includes (i) 10,000 shares of Common Stock that Mr. Cardwell has the right to acquire by exercising options granted under the 1996 Plan; (ii) 14,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Cardwell has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 3,500 shares); and (iii) 100 shares owned by Mr. Cardwell over which he has sole voting and investment power.
(7) Represents (i) 5,000 shares of Common Stock that Mr. Cicconi has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 7,000 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Cicconi has voting and investment power over 3,500 of these shares, and voting power but no investment power over the remaining 3,500 shares).
(8) Includes (i) 10,000 shares of Common Stock that Mr. Guzman had the right to acquire by exercising options granted under the 1996 Plan; and (ii) 15,438 shares of restricted Common Stock awarded under the 1996 Plan and the Non-Employee Directors' Compensation Plan (Mr. Guzman has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 4,898 shares).
(9) Includes (i) 10,000 shares of Common Stock that Mr. Harris has the right to acquire by exercising options granted under the 1996 Plan; (ii) 14,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Harris has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 3,500 shares); and
     (iii) 15,000 shares owned by Mr. Harris over which he has sole voting and investment power.

(10) Includes (i) 10,000 shares of Common Stock that Mr. Heitz has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 16,015 shares of restricted Common Stock awarded under the 1996 Plan and the Non-Employee Directors' Compensation Plan (Mr. Heitz has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 5,475 shares).
(11) Represents (i) 5,000 shares of Common Stock that Ms. Holland-Branch has the right to acquire by exercising options granted under the 1996 Plan; and
     (ii) 10,421 shares of restricted Common Stock awarded under the 1996 Plan and the Non-Employee Directors' Compensation Plan (Ms. Holland-Branch has voting power and investment power over 4,905 of these shares, and voting power but no investment power over the remaining 5,516 shares).
(12) Includes (i) 10,000 shares of Common Stock that Mr. Parks has the right to acquire by exercising options granted under the 1996 Plan; (ii) 14,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Parks has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 3,500 shares); and
     (iii) 10,000 shares owned by Mr. Parks over which he has sole voting and investment power.
(13) Includes (i) 10,000 shares of Common Stock that Mr. Siegel has the right to acquire by exercising options granted under the 1996 Plan; (ii) 14,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Siegel has voting power and investment power over 10,540 of these shares, and voting power but no investment power over the remaining 3,500 shares); and
     (iii) 6,000 shares owned by Mr. Siegel over which he has sole voting and investment power.
(14) Includes (i) 10,000 shares of Common Stock that Mr. Wertheimer has the right to acquire by exercising options granted under the 1996 Plan; (ii) 5,040 shares of restricted Common Stock awarded under the 1996 Plan (Mr. Wertheimer has voting power and investment power over 1,540 of these shares, and voting power but no investment power over the remaining 3,500 shares); and (iii) 6,250 shares owned by Mr. Wertheimer over which he has sole voting and investment power.
(15) Represents (i) 10,000 shares of Common Stock that Mr. Yamarone has the right to acquire by exercising options granted under the 1996 Plan; (ii) 19,810 shares of restricted Common Stock awarded under the 1996 Plan and Non-Employee Directors' Compensation Plan (Mr. Yamarone has voting power and investment power over 13,130 of these shares, and voting power but no investment power over the remaining 6,680 shares); and (iii) 10,000 shares owned by Mr. Yamarone over which he has sole voting and investment power.
(16) Includes (i) 714,145 shares of Common Stock that Mr. Haines currently has the right to acquire by exercising stock options granted under the 1996 and 1999 Plans; (ii) 29,056 shares of restricted Common Stock awarded under the 1996 Plan over which he has sole voting and investment power; (iii) 93,955 shares which Mr. Haines acquired pursuant to the exercise of an option over which he has sole voting and investment power; and (iv) 3,400 shares owned by Mr. Haines over which he has sole voting and investment power.
(17) Includes (i) 140,000 shares of Common Stock that Mr. Rodriguez currently has the right to acquire by exercising options granted under the 1996
     Plan; and (ii) 23,961 shares of
     restricted Common Stock awarded under the 1996 and 1999 Plans (Mr. Rodriguez has voting power and investment power over 9,790 of these shares, and voting power but no investment power over the remaining 14,171 shares).
(18) Includes (i) 140,000 shares of Common Stock that Mr. Hedrick currently has the right to acquire by exercising options granted under the 1996 Plan;
     (ii) 20,236 shares of restricted Common Stock awarded under the 1996 and 1999 Plans (Mr. Hedrick has voting power and investment power over 9,415 of these shares, and voting power but no investment power over the remaining 10,821 shares); (iii) 19 shares owned by Mr. Hedrick over which he has sole voting and investment power; and (iv) 5 shares owned by his spouse over which Mr. Hedrick has no voting power or investment power.
(19) Includes (i) 140,000 shares of Common Stock that Mr. Bates currently has the right to acquire by exercising options granted under the 1996 Plan;
     (ii) 20,627 shares of restricted Common Stock awarded under the 1996 and 1999 Plans (Mr. Bates has voting power and investment power over 10,968 of these shares, and voting power but no investment power over the remaining 9,659 shares); and (iii) 289 shares owned by Mr. Bates over which he has sole voting and investment power.
(20) Includes (i) 65,000 shares of Common Stock that Mr. Bassham currently has the right to acquire by exercising options granted under the 1996 Plan;
     (ii) 13,212 shares of restricted Common Stock awarded under the 1996 and 1999 Plans (Mr. Bassham has voting power and investment power over 3,843 of these shares, and voting power but no investment power over the remaining 9,369 shares).
(21) Includes (i) 398,000 shares of Common Stock that other executive officers currently have the right to acquire by exercising options granted under the 1996 Plan; (ii) 71,659 shares of restricted Common Stock awarded under the 1996 and 1999 Plans (the other executive officers have voting power and investment power over 34,130 of these shares, and voting power but no investment power over the remaining 37,529 shares); and (iii) 15 shares owned by the other executive officers over which they have sole voting and investment power.
(22) Includes (i) 1,715,221 shares underlying stock options as discussed above;
     (ii) 555,670 shares of restricted Common Stock awarded to executives and directors under the 1996 and 1999 Plans (the executives and directors have voting power and investment power over 368,274 of these shares, and voting power but no investment power over the remaining 187,685 shares); and (iii) 51,073 shares owned by them over which they have sole voting and investment power. Also includes 5 shares owned by a spouse of an executive officer over which he has no voting power or investment power.

Certain Business Relationships

     During 2000 the Company purchased office furniture and carpeting from HB/PZH Commercial Environments, Inc., in the approximate amount of $214,413. Patricia Z. Holland-Branch, a Class II Director, is the principal shareholder and president of HB/PZH Commercial Environments, Inc. The Company also purchased diesel fuel, bulk motor oil and hydraulic fluid during 2000 from C&R Distributing, Inc. ("C&R") in the approximate amount of $526,680. James A. Cardwell, a Class II Director, is owner and Vice President of C&R. During 2000 the Company also paid Ramiro Guzman & Associates $114,583 for public affairs and marketing services. Ramiro Guzman, a Class I Director, is the owner of Ramiro Guzman & Associates.

The Company believes that the above purchases were made on terms typical for such transactions or services charged by firms not affiliated with any director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 2000, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

                         CERTAIN ADDITIONAL INFORMATION

Executive Compensation

     The following table sets forth certain information concerning the cash and non-cash compensation paid to the Chief Executive Officer during 2000, and each of the other four most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 2000 (the "Named Executive Officers"), for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998, for service in the capacities indicated.


                                                      SUMMARY COMPENSATION TABLE
                                                                                                  Long-Term
                                                                  Annual                         Compensation
                                                               Compensation                         Awards
                                                   ------------------------------------  ----------------------------
                                                                            Other                      Securities          All
                                                     Base                  Annual       Restricted     Underlying         Other
                Name and                            Salary     Bonus   Compensation(2)   Stock(3)     Options/SARs   Compensation(4)
           Principal Position              Year      ($)        ($)          ($)            ($)            (#)             ($)
----------------------------------------  -------  --------  --------- --------------- -------------  -------------  ---------------

James Haines............................  2000     425,000        0               0             0          200,000          5,100
 Chief Executive Officer                  1999     425,000        0               0             0           50,000          4,800
 & President (since May 1,1996)           1998(1)  441,346        0               0             0                0          4,800

Eduardo A. Rodriguez....................  2000     243,976   64,283(5)       14,423             0                0          5,100
 Executive Vice President and             1999     231,525   75,996           8,905             0                0          4,800
    Chief Operating Officer               1998(1)  228,981   81,786          13,569             0          100,000          4,800

Gary R. Hedrick.........................  2000     203,205   78,868(5)        7,372             0                0          1,178
 Executive Vice President ,   Chief       1999     176,164   57,828          13,551             0                0            949
    Financial and                         1998(1)  163,340   57,892           6,050             0          100,000            847
    Administrative Officer

Julius F. Bates.........................  2000     167,140   54,283(5)        6,428             0                0          5,100
 Vice President-                          1999     158,427   52,023           9,140             0                0          4,800
 Transmission & Distribution              1998(1)  155,209   55,039           8,623             0          100,000          4,800

Terry D. Bassham........................  2000     166,772   69,283(5)        6,731             0           25,000          5,100
 Executive Vice President and             1999     153,949   50,560           5,921             0                0          4,800
 General Counsel                          1998(1)  146,402   51,909           5,422             0          100,000          4,705

(1) Base salary information reflects 27 biweekly payroll amounts compared to a typical 26 biweekly payroll year because of timing.

(2) Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policyFinancial Printing GroupFinancial Printing Group(2) Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than 10% of annual salary.
(3) As of 12/31/00 Messrs, Haines, Rodriguez, Hedrick, Bates and Bassham owned 20,000, 16,141, 11,706, 10,916 and 9,747 shares of restricted Common Stock, respectively. The value of these shares at 12/31/00 was $264,000, $213,061, $154,519, $144,091 and $128,660, respectively.
(4) Includes matching contributions made by the Company under the Company's 401(k) Plan.
(5) Messrs. Rodriguez, Hedrick, Bates, and Bassham received 5,030, 4,215, 3,465, and 3,465 shares of restricted Common Stock, respectively, in February 2001 under the 2000 Bonus Plan. Such shares vest over 4 years with 20% vesting on the day of the grant and 20% vesting on each annual anniversary of the grant. Each individual will receive cash dividends if and when declared on vested shares; dividends on unvested shares will be used to acquire additional shares. Messrs. Hedrick, Bassham and Bates also received additional cash bonuses of $25,000, $25,000 and $10,000, respectively.

Aggregate Options Outstanding Under the 1996 and 1999 Long-Term Incentive Plans

     Set forth below is information with respect to the aggregate options granted pursuant to the Company's 1996 and 1999 Long-Term Incentive Plans that were outstanding at December 31, 2000, for each of the Named Executive Officers.

                                                 AGGREGATED OPTIONS/SAR EXERCISES
                                         IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                                                      Number of Securities             Value of Unexercised
                                                                     Underlying Unexercised                In-the-Money
                                  Number of                             Options/SARS at                   Options-SARS at
                                   Shares                               Fiscal Year-end                   Fiscal Year-end
                                 Acquired on         Value
Name                              Exercise          Realized        Exercisable/Unexercisable        Exercisable/Unexercisable
--------------------              --------          --------        -------------------------        -------------------------
James Haines                      93,955            $683,851             806,045/150,000                  6,038,626/90,000
Edurado A. Rodriguez                                                     120,000/80,000                   839,200/494,800
Gary R. Hendrick                                                         120,000/80,000                   839,200/494,800
Julius F. Bates                                                          120,000/80,000                   839,200/494,800
Terry D. Bassham                                                          40,000/85,000                   228,000/426,688

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      Alternative
                                                                                                      Grant Date
                                                    Individual Grants                                   Value
                           --------------------------------------------------------------------     --------------
                            Number of
                             Common
                             Shares          Percent of Total
                           Underlying        Options Granted       Exercise or                        Grant Date
                             Options           To Employees         Base Price       Expiration      Present Value
       Name                  Granted          In Fiscal year       ($/Share)            Date               $
--------------------       ----------        ----------------      -----------       ----------      -------------
James Haines                50,000(1)            20.83%                9.50            03-15-10        201,500(2)
                           150,000(3)            62.50%               12.60            12-15-10        249,968(4)
Eduardo A. Rodriguez             0                   0                  N/A               N/A              N/A
Gary R. Hedrick                  0                   0                  N/A               N/A              N/A
Julius F. Bates                  0                   0                  N/A               N/A              N/A
Terry D. Bassham            25,000(5)            10.42%              9.8125            01-02-10         98,000(6)

---------------
(1)  This option vested immediately on the date of the grant.
(2) The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 6.52% (yield on the 10-year Treasury Note) based on an award date of March 15, 2000; (b) volatility is 33.23%, calculated using the standard deviation of the Company's Common Stock from March 15, 1997 to the award date; (c) exercise price is the market price on date of award, which is $9.50; (d) time of exercise is assumed to be ten years from date of grant; and (e) discounted actuarially to account for death, disability, retirement or termination.
(3) This option vests in 50% increments over a 2 year period beginning in April 2002.
(4) The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) option vests over a two (2) year four
     (4) month time frame; (b) risk-free rate of return is 6.03% (yield on the 10-year Treasury Note) based on an award date of December 15, 2000; (c) volatility is 34.17%, calculated using the standard deviation of the Company's Common Stock from December 15, 1997 to the award date; (d) exercise price is the market price on date of award, which is $12.60; (e) time of exercise is assumed to be ten years from date of grant; and (f) discounted actuarially to account for death, disability, retirement or termination.
(5)  This option vests in 20% increments beginning one year after date of grant.
(6) The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 6.66% (yield on the 10-year Treasury Note) based on an award date of January 2, 2000; (b) volatility is 33.41%, calculated using the standard deviation of the Company's Common Stock from January 3, 1997 to the award date; (c) exercise price is the market price on date of award, which is $9.813; (d) time of exercise is assumed to be ten years from date of grant; and (e) discounted actuarially to account for death, disability, retirement or termination.

                         RETIREMENT INCOME PLAN TABLE

     The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company's Retirement Income Plan for the years of service and levels of final average compensation specified.

                                  PENSION PLAN TABLE
                                             Years of Service
                        ---------------------------------------------------------------
Compensation              15            20            25            30            35
------------            -------       -------       -------       -------       -------
  $125,000              $23,438       $31,250       $39,062       $46,875       $54,688
   150,000               28,125        37,500        46,875        56,250        65,625
   175,000               30,000        40,000        50,000        60,000        70,000
   200,000               30,000        40,000        50,000        60,000        70,000
   225,000               30,000        40,000        50,000        60,000        70,000
   250,000               30,000        40,000        50,000        60,000        70,000
   300,000               30,000        40,000        50,000        60,000        70,000
   350,000               30,000        40,000        50,000        60,000        70,000
   400,000               30,000        40,000        50,000        60,000        70,000
   450,000               30,000        40,000        50,000        60,000        70,000
   500,000               30,000        40,000        50,000        60,000        70,000

     The compensation covered by the Retirement Income Plan is the annual salary paid to the participant, which is reflected in the column titled "Base Salary" in the Summary Compensation Table. The estimated credited years of service for each of Messrs. Haines, Rodriguez, Hedrick, Bates, and Bassham at December 31, 2000, was 5, 21, 25, 29 and 5, respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year, as such amount may be adjusted in $10,000 increments. The maximum amount of compensation on which benefits may be based is currently $170,000. Participants in the Retirement Income Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

Employment Agreements and Related Matters

     The Company and its Chief Executive Officer and President are parties to a five-year employment agreement that was entered into in May 1996 and amended and extended for up to two additional years on December 15, 2000 (the "Employment Agreement"). Under the Employment Agreement, Mr. Haines is paid an annual base salary of $425,000. In addition, in 1996 Mr. Haines was awarded 100,000 shares of restricted Common Stock and options covering 800,000 shares, all of which have vested. In connection with the extension of the Employment Agreement, Mr. Haines was granted options to acquire 150,000 shares of Common Stock, which will vest in equal increments on May 1, 2002 and May 1, 2003, subject to earlier vesting under certain circumstances.

     Each Named Executive Officer and certain other officers of the Company have entered into a Change of Control Agreement (the "Agreement") requiring such person to remain in the employ of the Company for two years following a change in controlFinancial Printing GroupFinancial Printing Groupemploy of the Company for two years following a change in control. In the event the Named Executive Officer is terminated during such period, other than for cause or certain other reasons, the Agreement provides that such person would receive 2.99 times annual base salary plus bonuses, the actuarial equivalent of vested benefits under the Company's retirement plan calculated with three additional years of service, continuation of welfare benefits for two years and outplacement services for one year.

                        COMPENSATION/BENEFITS COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation/Benefits Committee (the "Committee") of the Board of Directors is comprised entirely of non-employee Directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan. Following review and approval by the Committee, all significant issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

     Compensation Program. In 1996 the Company retained an international benefits and compensation consulting firm to advise the Committee and the Board of Directors in designing an overall executive compensation program. Specific information was provided for 13 organizations engaged primarily in the electric utility business, and more general data was made available covering other organizations of a size comparable to the Company. In 2000, the Committee again reviewed information from a different international benefits and compensation consulting firm concerning executive compensation. The review included an analysis of base salary, annual incentives and expected value of long-term incentives of the Company executives. The assessment was compared to two groups, one comprised of companies in the same general business and approximately the same size as the Company and a second comprised of companies in general industry that were similar in size to the Company and operated in its geographic region. In addition, the Company's internal staff regularly provides the Committee with salary and benefits information compiled by the Edison Electric Institute ("EEI") covering electric utilities with annual revenues between $500 million and $1 billion. This overall group of companies is thus smaller than the "EEI 100" index used to prepare the performance graph that appears later in this Proxy Statement, and at the same time broader than that index because of the Committee's view that the Company is entering a deregulated environment and must compete for executive talent against non-utility companies.

     The Committee believes that the executive compensation program should include a base salary that is at or near the mean for peer utilities (as described above), adjusted as appropriate for regional price and compensation levels and trends, and short-term and long-term incentive compensation that aligns the interests of the executive with the total return to the Company's shareholders. The incentive components of compensation are intended to provide total compensation that is commensurate with a broader industry group as well as utilities. The use of stock-based compensation that vests over time has the additional effect of retaining quality talent.

     Based on the above parameters, the Committee and Board of Directors continue to believe a total compensation program for executives should be comprised of three elements: base salary; short-term incentives; and long-term incentives.

     Base Salary. Each executive officer position is assigned a salary grade with minimum, midpoint and maximum ranges established to reflect salary information from comparable companies as described above. Once the range is established for a particular position, the base salary of each executive officer is determined by his or her skills and experience and potential impact on the Company's operations. Base salary adjustments are affected by the officer's individual performance and success in achieving specific corporate and individual goals. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer's performance. Based on the information available to it, the Committee believes that the base salary of these individuals is generally near the median for comparable electric utilities.

     Short-Term Incentives. Each executive officer other than the Chief Executive Officer may earn an incentive bonus of up to 55% of his or her base compensation if the Company achieves specific annual goals that are established in advance by the Committee and the Board of Directors. All short-term incentive awards are paid in restricted Common Stock and vest equally over a four year period with 20% vesting once the goal is achieved and 20% vesting on each one year anniversary of such date for the next four years. It is anticipated that the annual performance goals will be "stretch" goals based on the achievement of corporate objectives (such as earnings, customer satisfaction, etc.) that will lead to enhanced shareholder value. In 2000 the performance goals included safety, customer satisfaction and earnings per share. Executive officers earned a 2000 short-term incentive award of 25.89% of base salary for partial achievement of the earnings per share and performance goals. For the 2001 incentive plan, goals have been established for safety, customer satisfaction and earnings per share. No short-term incentive awards will be granted, however, unless the earnings per share goal is met.

     Long-Term Incentives. During 1998 each current Named Executive Officer other than the Chief Executive Officer was granted options to acquire 100,000 shares of Common Stock at a price 7% greater than the market price on the date of grant. The stock options vest in equal 20% increments over five years. Each Named Executive Officer other than the Chief Executive Officer and Mr. Bassham, who was not employed by the Company in 1996, was also awarded stock options, covering 100,000 shares in 1996. The 1996 options have an exercise price equal to 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. In 2000, Mr. Bassham was awarded a stock option grant to acquire 25,000 shares of Common Stock. The options have an exercise price of 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. The options were designed as both a retention plan as well as a long-term incentive plan, and the number of options granted was by reference to both the base salaries and the Committee's view of appropriate incentives in an industry moving to greater competition. The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company's Common Stock and directly align the executive officers' personal interest with that of other shareholders.

     Stock Ownership Guidelines. Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and shareholder enhancement, the Committee also established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own Common Stock with a value equal to three times his base salary and that other executive officers and directors own Common Stock with a value equal to two times their base salary or annual retainer, respectively. The ownership guidelines were set in 1996 with the intention that they be met within 5 years for directors and executive officers at that time or within 5 years from the date an individual becomes a director or executive officer. The stock ownership guidelines have been met by all the individuals for which the 5 year period is applicable.

     Compensation of the Chief Executive Officer. The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer's compensation to the Company's success in maximizing shareholder value. The shareholders will benefit through the Chief Executive Officer's leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. The need to use cash and the constraints on the Company's ability to enhance revenues from customers through rate increases require that the cash portion of the Chief Executive Officer's compensation initially be fixed. At the same time, the Committee strongly believes that the Chief Executive Officer's total compensation should directly reflect increases in the value of the Common Stock.

     The philosophy described above guided the Board of Directors in establishing Mr. Haines' compensation in 1996 after he was selected, following an extensive search, with the assistance of a prominent executive search firm, as a chief executive officer with the experience and vision to lead the Company into the deregulated market. Mr. Haines' compensation, which is set forth in an employment agreement that was recently extended through April 30, 2003, has three elements: a base salary payable in cash; restricted stock; and stock options. Mr. Haines' base salary is $425,000, which is comparable to the cash portion of his compensation in his previous position as a senior officer of a major electric and gas utility and well within the range of salaries of CEOs of electric utilities. Mr. Haines' base salary was not increased as part of the two-year extension of his employment agreement. Mr. Haines is compensated for the achievement of short and medium-term goals through increases in the value of 100,000 shares of restricted Common Stock, which fully vested in late 2000. Mr. Haines has also been motivated to build long-term value for shareholders through the award of 800,000 stock options on the date he began his service as the Company's chief executive officer and an additional 150,000 stock options upon the two-year extension of his term of employment. All of these options have an exercise price equal to the market price of the Common Stock on the date of grant. The number of restricted shares and options awarded to Mr. Haines was arrived at through negotiation and is consistent with utility industry norms for overall compensation. In both 1999 and 2000 Mr. Haines was awarded a bonus of a stock option grant to acquire 50,000 shares of Common Stock at the market price on the date of the grants. The options vested immediately. These option grants were intended to reflect both the Committee's and the Board of Director's recognition of Mr. Haines on-going performance and the Company's continuing performance improvement since he joined the

Company. The Committee believes that the bias in favor of stock-based compensation will provide the greatest incentive for Mr. Haines to create and implement value enhancing strategies for the benefit of the Company's shareholders.

          Members of the Compensation/Benefits Committee:

          Wilson K. Cadman
          James W. Cicconi
          Kenneth R. Heitz - Chairman
          Charles A. Yamarone


                         AUDIT/ETHICS COMMITTEE REPORT

     The Audit/Ethics Committee assists the Board of Directors in reviewing the Company's financial reporting process. The roles and responsibilities of the Audit/Ethics Committee are described in a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Exhibit A. Each member of the Audit/Ethics Committee meets the experience and independence requirements of the American Stock Exchange.

     In fulfilling its responsibilities, the Audit/Ethics Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent auditors prior to public release; (2) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence; (3) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing; and (4) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     In addition, the Audit/Ethics Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit/Ethics Committee also discussed the results of the internal audit examinations.

     The Audit/Ethics Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit/Ethics Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit/Ethics Committee also recommended the reappointment of KPMG LLP as the Company's independent auditors, and the Board concurred in such recommendation.

     Submitted by the Audit/Ethics Committee of the Company's Board of
Directors:

                  Charles A. Yamarone
                  James W. Cicconi
                  Patricia Z. Holland-Branch
                  Michael K. Parks


                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the performance of the American Exchange U.S. Total Return Index (AMEX U.S.) and the Edison Electric Institute's Index of 100 investor-owned electric utilities (EEI 100). The graph sets the value of El Paso Electric Common Stock on February 16, 1996 (when it began trading on the American Stock Exchange), and the value of the AMEX U.S. on February 16, 1996, to a base of 100 and the value of the EEI 100 on January 1, 1996, to a base of 100. The EEI 100 is not published daily. The shares of common stock of the Company outstanding prior to February 12, 1996 (the effective date of the plan of reorganization), were cancelled as part of the bankruptcy and its performance is not comparable to that of the Common Stock of the reorganized Company. The table sets forth the relative yearly percentage change in the Company's cumulative total shareholder return as compared to the AMEX U.S. and the EEI 100, as reflected in the graph.


                              [PERFORMANCE GRAPH]



                   02/16/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                   --------  --------  --------  --------  --------  --------

El Paso Electric    100.000    136.84    153.95    184.21    206.58    277.89
AMEX                100.000    101.25    128.35    142.23    124.13    172.10
EEI 100             100.000    100.17    125.52    134.72    176.72    166.17

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company's principal executive offices on or prior to December 1, 2001. The Company will consider only proposals meeting the requirements of applicable SEC rules. Under the Company's Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company's principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder's notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Executive/Nominating Committee in writing at the Company's principal offices pursuant to the notice provisions provided in the Company's By-Laws.

                                OTHER BUSINESS

     The Board of Directors knows of no business, other than the election of Class II Directors, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

                             INDEPENDENT AUDITORS

     Representatives of KPMG LLP, the independent auditors of the Company's financial statements, will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Audit Fees

     The Company paid KPMG LLP an aggregate of $463,000 for professional services rendered in the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation.

     The Company paid KPMG Consulting (a subsidiary of KPMG LLP) an aggregate of $576,000 for software consulting services related to the Company's acquisition of new general ledger software during the fiscal year ended December 31, 2000. Members of the Company's senior management made all management decisions with respect to the design and implementation of this new general ledger system, including the selection of systems to be evaluated, the scope and timetable of the system implementation, and the testing, training, and conversion to the new system. The Company's management evaluated the adequacy and results of the design and implementation of the new general ledger system.

All Other Fees

     The Company paid KPMG LLP an aggregate of $1,237,000 for professional services, other than the services described above, provided during the fiscal year ended December 31, 2000.

     The Audit Committee determined that KPMG LLP's provision of the services described above under "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining KPMG LLP's independence.

                                 ANNUAL REPORT

     The Company's 2000 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

                              EL PASO ELECTRIC COMPANY
                              By Order of the Board of Directors

                              /s/GUILLERMO SILVA, JR.

                              Guillermo Silva, Jr.
                              Secretary

Dated: April 4, 2001

                                   Exhibit A

                           EL PASO ELECTRIC COMPANY
                     CHARTER OF THE AUDIT/ETHICS COMMITTEE
                              (Revised May 2000)

I.   Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     . Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

     The independent auditors and internal auditors should promptly consult with the Chairman of the Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company's senior management.

     The Audit Committee has the authority to investigate any matter brought to its attention within the scope of its duties, and has direct access to the independent auditors as well as any corporate document or employee. The Audit Committee has the power to retain, at the Company's expense, outside accountants, consultants and counsel for this purpose if, in its judgment, that is appropriate.

II.  Composition and Meetings

     Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have finance, accounting or related financial management expertise as required by the American Stock Exchange.

     Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. This review will include a discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses and the status of management's response to previous recommendations.

     4. Review with financial management and the independent auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

     Independent Auditors
     --------------------

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee will review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. In addition, the Committee will review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm or its affiliates and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used to prepare the Company's financial statements, the clarity of the Company's financial disclosure and whether the Company's accounting principles are common practices or minority practices.

     Internal Audit Department and Legal Compliance
     ----------------------------------------------

     12. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     13. Review the appointment, performance, and replacement of the senior internal audit executive.

     14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     15. Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

     16. Review significant cases of employee conflict of interest, misconduct or fraud.

     17. Review in-house procedures for oversight of officers' expenses and perquisites.

     18. On at least an annual basis, meet with the Company's General Counsel to discuss any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     19. Annually prepare a report to shareholders as required by the SEC, to be included in the Company's annual proxy statement.

     20. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     21. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     22. Establish, review, and update periodically a Code of Ethical Conduct and determine whether management has established a system to enforce this Code and to promote the accuracy and completeness of the Company's financial statements, reports and other information disclosed publicly and to governmental organizations.

     23. Periodically perform a self-assessment of Audit Committee performance.

     24. Review financial and accounting personnel succession planning within the Company.

IV.  Limit of Audit Committee Responsibility

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it does not have the resources or expertise to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethical Conduct. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

                             [FORM OF PROXY CARD]

                            EL PASO ELECTRIC COMPANY

                     For the Annual Meeting of Shareholders
                            to be held May 10, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominate(s), constitute(s) and appoint(s) James Haines, Terry Bassham and Guillermo Silva, Jr., and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of El Paso Electric Company (the "Company") to be held at the Paul Kayser Center, 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 10, 2001 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS II DIRECTORS.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS II DIRECTORS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                 [REVERSE OF CARD]

      [          ]

1.  Election of Directors Listed Below (to        FOR all nominees      [X] WITHHOLD AUTHORITY to vote       [X] *EXCEPTIONS     [X]
    serve for a term of three years to expire     Listed below              for all nominees listed below
    at the annual meeting in 2004)

    Nominees:  WILSON K. CADMAN             JAMES A. CARDWELL               JAMES W. CICCONI         PATRICIA Z. HOLLAND-BRANCH
    INSTRUCTIONS:  To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.

    *Exceptions
                ---------------------------------------------------------------





                                                             Address Changes [X]
                                                             and/or Comments




                                               Please date and sign exactly as name appears.  If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                               Dated______________________________________________________________________________
                                               ___________________________________________________________________________________
                                                                                     Signature
                                               ___________________________________________________________________________________
                                                                            Signature if held jointly

                                               Votes must be indicated
                                               (x) in Black or Blue ink.         [X]

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                      -2-